                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                       FORM 8-K
                                    CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                   January 23, 1997
                        ----------------------------------------
                   Date of Report (Date of Earliest Event Reported)


                              Commission File No. 1-9973

                               THE MIDDLEBY CORPORATION
                        ----------------------------------------
                (Exact name of Registrant as specified in its charter)


               DELAWARE                                36-3352497
    ------------------------------      --------------------------------------
       (State of Incorporation)           (IRS Employer Identification Number)


                                1400 Toastmaster Drive
                             Elgin, Illinois  60120-9274
                             ---------------------------
                       (Address of Principal Executive Offices)

         Registrant's Telephone Number, Including Area Code:  (847) 741-3300

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

          On January 23, 1997, The Middleby Corporation (the "Company") completed the sale of substantially all of the assets of its Victory Refrigeration Company ("Victory") subsidiary to an investor group led by local management at Victory. Gross proceeds from the sale are expected to amount to approximately $6,100,000, less amounts for certain retained liabilities of approximately $2,600,000. The proceeds are subject to post closing adjustments. The terms of the sale were the results of arms-length negotiations. This sale was announced on November 1, 1996, concluding the sale of all of the assets of Victory. The sale and leaseback of the Victory facility to an unrelated third party had previously been completed on December 27, 1996 for net proceeds of approximately $4,556,000.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (a)  The following pro forma financial information is filed herewith.

               Pro forma consolidated statement of operations (unaudited) for the year ended December 30, 1995 and nine months ended September 28, 1996.

               Pro forma consolidated balance sheet (unaudited) as of September 28, 1996.

               Notes to the pro forma financial statements (unaudited).

                      THE MIDDLEBY CORPORATION AND SUBSIDIARIES

                UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


     The accompanying unaudited pro forma consolidated financial statements are presented to illustrate the effect of certain adjustments to the historical consolidated financial statements that result from the sale of Victory, as if the sale and related transactions had occurred at the beginning of the periods presented for the Consolidated Statements of Earnings from Continuing Operations and as of September 28, 1996 for the Consolidated Balance Sheet.

     The accompanying pro forma consolidated financial statements should be read in conjunction with the Company's historical consolidated financial statements and notes thereto appearing elsewhere herein. The Company's historical financial statements have been restated to reflect the sale of Victory as a discontinued operation. The pro forma consolidated financial statements are presented for informational purposes only and are not necessarily indicative of actual results had the sale and related transactions occurred at the beginning of the periods presented for the Consolidated Statements of Operations from Continuing Earnings and as of September 28, 1996 for the Consolidated Balance Sheet, nor do they purport to represent the results of future operations of the Company.

                      THE MIDDLEBY CORPORATION AND SUBSIDIARIES

               UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF EARNINGS
                              FROM CONTINUING OPERATIONS
                      (AMOUNTS IN $000'S, EXCEPT PER SHARE DATA)


                                                  NINE MONTHS ENDED SEPTEMBER 28, 1996          YEAR ENDED DECEMBER 30, 1995
                                                  ------------------------------------          ----------------------------
                                                                                   PRO        RESTATED                        PRO
                                                   HISTORICAL(a)   ADJUSTMENTS    FORMA     HISTORICAL(b)    ADJUSTMENTS     FORMA
                                                   -------------   -----------    -----     -------------    -----------     -----
Net Sales. . . . . . . . . . . . . . . . . . .       $89,571                     $89,571       $106,348                    $106,348

Cost of Sales. . . . . . . . . . . . . . . . .        63,080                      63,080         73,812                      73,812
                                                      ------                      ------         ------                      ------

     Gross Profit. . . . . . . . . . . . . . .        26,491                      26,491         32,536                      32,536

Selling and Distribution Expenses. . . . . . .        13,280                      13,280         15,385                      15,385
General and Administrative Expenses. . . . . .         6,735                       6,735          8,470                       8,470
Provision for Product Line Discontinuance. . .             -                           -            900                         900
                                                       -----                       -----          -----                         ---

     Income from Operations. . . . . . . . . .         6,476                       6,476          7,781                       7,781

Interest Expense and Deferred Financing
   Costs . . . . . . . . . . . . . . . . . . .         3,277                       3,277          4,319                       4,319
Other (Income) Expense, Net. . . . . . . . . .           132                         132            547                         547
                                                         ---                         ---            ---                         ---

Earnings Before Income Taxes . . . . . . . . .         3,067                       3,067          2,915                       2,915

Provision (Benefit) for Income Taxes . . . . .         1,069                       1,069           (340)                       (340)
                                                       -----                       -----            ---                         ---

     Net Earnings from Continuing
        Operations . . . . . . . . . . . . . .        $1,998                      $1,998         $3,255                      $3,255
                                                      ------                      ------         ------                      ------
                                                      ------                      ------         ------                      ------

Earnings Per Share from Continuing
   Operations. . . . . . . . . . . . . . . . .         $0.24                       $0.24         $0.37                        $0.37
                                                       -----                       -----         -----                        -----
                                                       -----                       -----         -----                        -----

Weighted Average Shares of Common
   Stock Outstanding . . . . . . . . . . . . .     8,406,000                   8,406,000     8,685,000                    8,685,000

                      THE MIDDLEBY CORPORATION AND SUBSIDIARIES
                    UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               AS OF SEPTEMBER 28, 1996
                                 (AMOUNTS IN $000'S)


                                                                                PRO FORMA
                                                                               ADJUSTMENTS
                                                                               -----------
ASSETS                                                  HISTORICAL(a)       DR.            CR.          PRO FORMA
-------------------------------------------------       -------------       ---            ---          ---------
Cash and Cash Equivalents. . . . . . . . . . . .            $958                                         $958
Accounts Receivable, net . . . . . . . . . . . .          19,115                                       19,115
Inventories, net . . . . . . . . . . . . . . . .          21,062                                       21,062
Prepaid Expenses and Other . . . . . . . . . . .           1,271                                        1,271
Current Deferred Taxes . . . . . . . . . . . . .           2,086                                        2,086
Net Assets of Discontinued Operations. . . . . .           9,443                         637(c)             -
                                                                                        8,806(g)
                                                            -----          -----        -----            -----

    Total Current Assets . . . . . . . . . . . .          53,935             --          9,443         44,492

Property, Plant and Equipment. . . . . . . . . .          18,480                                       18,480

Excess Purchase Price Over Net Assets
   Acquired  . . . . . . . . . . . . . . . . . .           7,568                                        7,568

Deferred Taxes . . . . . . . . . . . . . . . . .           2,930                                        2,930

Other Assets . . . . . . . . . . . . . . . . . .           2,040                                        2,040
                                                            -----          -----          -----          -----

    Total Assets . . . . . . . . . . . . . . . .         $84,953        $     -         $9,443        $75,510
                                                          -------        -------         ------        -------
                                                          -------        -------         ------        -------

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Maturities of Long-Term Debt . . . . . .          $2,556                                       $2,556
Accounts Payable . . . . . . . . . . . . . . . .          12,184                                       12,184
Accrued Expenses . . . . . . . . . . . . . . . .           7,830                                        7,830
                                                            -----         ------         ------          -----

    Total Current Liabilities. . . . . . . . . .          22,570              -               -        22,570

Long-Term Debt . . . . . . . . . . . . . . . . .          45,132          637(c)                       36,439
                                                                         3,500(d)
                                                                         4,556(e)

Minority Interest and Other Non-current
   Liabilities . . . . . . . . . . . . . . . . .           1,900                                        1,900

Shareholders'  Equity:
   Preferred Stock, $.01 par value;
    nonvoting; 2,000 shares authorized;
    none issued. . . . . . . . . . . . . . . . .               -                                            -

   Common Stock, $.01 par value;
    20,000 shares authorized;  8,422
    issued and outstanding . . . . . . . . . . .              84                                           84
   Paid-in Capital . . . . . . . . . . . . . . .          28,001                                       28,001
   Cumulative Translation Adjustment . . . . . .            (275)                                        (275)
   Accumulated Deficit . . . . . . . . . . . . .         (12,459)         750(f)                      (13,209)
                                                          --------         ---           ------        --------

    Total Shareholders' Equity . . . . . . . . .          15,351            750              -          14,601
                                                           ------            ---         ------         ------
        Total Liabilities and
            Shareholders' Equity . . . . . . . .         $84,953         $9,443        $     -        $75,510
                                                          -------         ------        -------        -------
                                                          -------         ------        -------        -------

                 NOTES TO PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)

The unaudited pro forma financial information should be read in conjunction with historical financial statements contained in the Company's Annual Report on Form 10-K for the year ended December 30, 1995 and Quarterly Report on Form 10-Q for the quarter ended September 28, 1996. Certain amounts have been reclassified to present the financial statements consistently between periods. The pro forma information is presented for illustrative purposes only.

    (a) The historical information for the period ended September 28, 1996 was previously reported in the Company's quarterly report on Form 10-Q for the quarter ended September 28, 1996 and was restated to reflect Victory as a discontinued operation.

    (b) The historical information for the fiscal year ended 1995 has been restated in this filing to reflect Victory as a discontinued operation.

    (c) Represents the reduction in net assets of Victory in the form of net cash generated by operations prior to January 23, 1997 utilized to pay down the Company's revolving credit facility.

    (d) The expected proceeds for the sale of Victory of $6,100,000, net of payments for certain liabilities of approximately $2,600,000, are anticipated to be utilized to pay down the Company's term loan and revolving credit facility. These sale proceeds are subject to post-closing adjustments.

    (e) Represents the net proceeds from the sale of property and facilities of Victory utilized to pay down the Company's term loan and revolving credit facility.

    (f) Represents additional operating losses of the discontinued operation in excess of amounts estimated and recorded at September 28, 1996, which reduced the ultimate sale proceeds realized.

    (g) Represents the reported net assets of Victory to be disposed in conjunction with the sale.

    (c)  Exhibits

         (10)(iii)(j) Agreement of Purchase and Sale of the Company's Cherry Hill, New Jersey facility with attached lease, incorporated by reference Exhibit (10)(iii)j to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 26, 1996


         (10)(iii)(k) Asset Purchase Agreement among Middleby Marshall Inc., Victory Refrigeration Company and Victory Acquisition Group dated December 27, 1996







                                    SIGNATURE PAGE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 THE MIDDLEBY CORPORATION

                                                 By:     /s/ John J. Hastings
                                                     ---------------------------
                                                      John J. Hastings
                                                      Executive Vice President,
                                                      Chief Financial Officer,
                                                      Secretary and Treasurer




         Dated:  February 7, 1997